Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE FOXO TECHNOLOGIES INC.	C.A. No. 2023- ___- ___

VERIFIED PETITION FOR RELIEF PURSUANT TO 8 DEL. C. § 205

Petitioner FOXO Technologies Inc. (“FOXO” or the “Company”), by and through its undersigned counsel, brings this petition pursuant to 8 Del. C. § 205 (the “Petition”), requesting that the Court validate potentially defective corporate acts described below as follows:

SUMMARY OF ACTION

1. This Petition seeks the Court’s urgent assistance to resolve the uncertainty regarding the validity of the Company’s Second Amended and Restated Certificate of Incorporation (the “New Certificate of Incorporation”), attached hereto as Exhibit D, and the validity of the Company’s currently outstanding shares of Class A Common Stock.

2. The Company was originally incorporated in Delaware in April 2020 as a special purpose acquisition company (“SPAC”). It later effectuated an initial public offering (“IPO”) for the purpose of raising and deploying capital with a goal to acquire an IPO-ready private company in a transaction generally referred to as a “de-SPAC” transaction.

3. In February 2022, the Company entered into an Agreement and Plan of Merger (as amended in April 2022, July 2022 and August 2022, the “Merger Agreement”), whereby the Company would acquire FOXO Technologies Operating Company (the “Merger”).

4. Following entry into the Merger Agreement, the Company scheduled a special meeting of stockholders of the SPAC (the “Special Meeting”). Pursuant to its August 29, 2022 proxy statement (the “2022 Proxy”), at the Special Meeting, the stockholders would be asked to consider and vote upon, inter alia, a proposal to approve the Merger Agreement and the transactions contemplated by the Merger Agreement, as well as a proposal to approve and adopt the New Certificate of Incorporation. Ex. A at 116. The New Certificate of Incorporation that the Company’s stockholders were asked to consider and vote on would increase the total number of authorized shares of all classes of the Company’s capital stock. Specifically, following approval of the New Certificate of Incorporation, the authorized number of shares of Class A Common Stock would increase from 36,000,000 to 500,000,000 shares and the authorized number of shares of preferred stock would increase from 1,000,000 shares to 10,000,000 shares. Ex. A at 167.

5. The 2022 Proxy provided that the proposal to approve and adopt the New Certificate of Incorporation “requires the affirmative vote of holders of a majority of the issued and outstanding shares of [the Company’s] common stock as of the [r]ecord [d]ate [of the Special Meeting].” Id. at 117. The Company held the Special Meeting on September 14, 2022, where a quorum – i.e., “a majority of the [Company’s] common stock outstanding and entitled to vote at the . . . Special Meeting” (Id.) – were present in person or by proxy. Ex. B at 2. At the Special Meeting, the proposal to approve and adopt the New Certificate of Incorporation received approximately 91% approval from the holders of the Company’s outstanding common stock. Id.

6. Although the proposal to approve the New Certificate of Incorporation received an overwhelming, majority approval of the then-existing holders of Class A Common Stock, the 2022 Proxy did not disclose that the Company was seeking a separate vote of a majority of the Class A Common Stock. Section 242(b)(2) of the Delaware General Corporation Law (the “DGCL”) provides that separate classes—but not separate series—are entitled to vote separately as a class on certificate of incorporation amendments that increase the number of authorized shares. In relevant part, Section 242(b)(2) provides:

The holders of the outstanding shares of a class shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class . . . . The number of authorized shares of any such class or classes of stock may be increased or decreased . . . by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote irrespective of this subsection, if so provided in the . . . certificate of incorporation . . . .

8	Del. C. § 242(b)(2).

7. DGCL 242(b)(2) thus requires that an amendment to change the number of authorized shares of a class of stock requires a separate vote of such class unless the certificate of incorporation contains a “Section 242(b)(2) opt-out provision” specifically eliminating the class entitlement to a separate vote. Like many SPAC companies, the Company’s amended and restated certificate of incorporation in effect prior to the Merger (the “Old Certificate of Incorporation”) did not contain any such opt-out provision.

8. The Company effectuated the Merger on September 15, 2022. In connection with the Merger, the Company issued an aggregate of 24,718,705 shares of Class A Common Stock and all outstanding shares of Class B Common Stock were converted to shares of Class A Common Stock. Thus, the issuance in connection with the Merger (after factoring in a small number of shares that were redeemed) increased the total number of shares of Class A Common Stock the Company had outstanding from 11,680,078 to 33,862,354. The Company’s Class A Common Stock now trades on the NYSE American under the ticker symbol “FOXO.”

9. A question has arisen regarding the validity of the New Certificate of Incorporation and the Company’s outstanding shares of Class A Common Stock issued in reliance on the effectiveness of the increase in the number of authorized shares of Class A Common Stock effected thereby due to the decision issued in Garfield v. Boxed, Inc., 2022 WL 17959766 (Del. Ch. Dec. 27, 2022). In that case, the Court indicated that it agreed with the plaintiff’s position that the company, whose certificate of incorporation contained substantially identical provisions with respect to its common stock as the Old Certificate of Incorporation, had multiple classes of common stock, rather than series, and therefore, the Class A Common Stock was entitled a separate vote under the DGCL.

10. The Company had no reason to question the validity of the Class A increase before this Court issued its opinion in Boxed. This recent decision created uncertainty regarding the validity of the New Certificate of Incorporation and the Company’s outstanding shares of Class A Common Stock.

11. Namely, in Boxed, the defendant corporation sought stockholder approval to amend its certificate of incorporation to increase the number of authorized shares of Class A common stock in connection with its de-SPAC transaction. Boxed, 2022 WL 17959766, at *1. In Boxed, however, the company amended its merger agreement and supplemented its proxy statement to require the separate vote of the holders of its Class A common stock after the plaintiff in Boxed wrote a letter to the company’s board alerting it to these requirements. Id. In Boxed, the plaintiff asserted that he conferred a benefit upon the company by preventing a vote that could have violated the voting rights of the class A common stockholders under Section 242(b). Id. In determining whether the plaintiff had in fact conferred a corporate benefit, the Court evaluated whether the voting standard prior to the change complied with Section 242(b)(2). Id. The Court concluded that the company’s Class A common stock and Class B common stock were not series, but rather separate classes of capital stock, and that the common stock increase amendment required a separate vote of the Class A common stock and Class B common stock, which was not received. Id. at *9. The Court further held that “[. .. . .] the statute leaves no room for noncompliance just because the separate votes might produce the same result as a majority vote. By taking the Company off a path that violated the DGCL and the stockholder franchise, Plaintiff conferred a substantial benefit.” Id.

12. Because of the Boxed decision, the validity of the Company’s New Certificate of Incorporation and the outstanding shares of the Company’s Class A Common Stock is in question as the 2022 Proxy did not disclose that a separate vote of a majority of the Class A Common Stock was required to approve the New Certificate of Incorporation, despite the fact that a separate vote was obtained by the Company. This open issue inhibits the Company’s ability to perform basic, fundamental corporate functions.

13. As a result, the Company submits this Petition under 8 Del. C. § 205, requesting the Court’s assistance to validate the New Certificate of Incorporation and all of the Company’s outstanding shares of Class A Common Stock issued in reliance on the validity of the New Certificate of Incorporation

FACTUAL ALLEGATIONS

A.	The Formation of the Company and Effectuation of an IPO

14. FOXO is a Delaware corporation originally formed as a SPAC on April 27, 2020, under the name Delwinds Insurance Acquisition Corp. Following the Company’s de-SPAC transaction, the Company changed its name to FOXO Technologies Inc. The Company is a technology platform company focused on commercializing longevity science into products and services that serve the life insurance industry.

15. On December 16, 2020, the Company filed a Form 8-K stating that it had effectuated its IPO on December 15, 2020. In connection with the IPO, the Company filed the Old Certificate of Incorporation, attached hereto as Exhibit C, which was amended on June 6, 2022 and September 14, 2022. Section 4.1 of the Old Certificate of Incorporation set forth the Company’s authorized capital stock as follows:

The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 44,000,000 shares, consisting of (a) 43,000,000 shares of common stock (the “Common Stock”), including (i) 36,000,000 shares of Class A Common Stock (the “Class A Common Stock”), and (ii) 7,000,000 shares of Class B Common Stock (the “Class B Common Stock”), and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”).

Ex. C, at Art. IV, § 4.1 (emphasis in original).

B.	The Company’s Entry into the Merger Agreement and the Scheduling of the Special Meeting

16. On February 24, 2022, the Company entered into the Merger Agreement, which was amended on April 26, 2022, July 6, 2022 and August 12, 2022, with various Delaware entities, under which the Company would acquire FOXO Technologies Operating Company.

17. On August 30, 2022, the Company filed the 2022 Proxy, which set forth thirteen proposals to be voted on by the Company’s stockholders at the Special Meeting. The proposals included one to amend and restate the Old Certificate of Incorporation to read in its entirety as set forth in the New Certificate of Incorporation. As the stockholders were advised, the New Certificate of Incorporation would effectuate a number of changes to the Old Certificate of Incorporation, including increasing the number of authorized shares of Class A Common Stock from 36,000,000 shares to 500,000,000 shares (the “Class A Increase Amendment”).

18. The 2022 Proxy set forth the reason for the Class A Increase Amendment:

The greater number of authorized shares of capital stock is desirable for the [Company] to have sufficient shares to complete the [Merger]. .. . . [I]t is important for [the Company] to have available for issuance a number of authorized shares sufficient to support [its] growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions). . .. . [T]hese additional shares will provide [the Company] with needed flexibility to issue shares in the future in a timely manner . . .. without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

Ex. A at 170.

19. The 2022 Proxy also provided that:

[T]he stockholder votes regarding [the Class A Increase Amendment] are advisory votes, and are not binding on [the Company] or the [Company] Board . . . . Furthermore, the [Merger] is not conditioned on the separate approval of the [Class A Increase Amendment] . . . . The approval of . . . the [Class A Increase Amendment] requires the affirmative vote of the holders of a majority of the shares of [Company] common stock . . . entitled to vote thereon at the . . . Special Meeting, voting together as a single class.

Id. at 172.

20. The 2022 Proxy also explained that “[u]pon the [c]losing [of the Merger], all of the outstanding shares of [the Company’s] Class B common stock will convert automatically into shares of [the Company’s] Class A common stock in accordance with the terms of [the Company’s] organizational documents.” Id. at 127. The automatic conversion provisions are set forth in Section 4.3(b)(i)-(ii) of the Old Certificate of Incorporation.

C.	The Merger is Approved and Effectuated

21. The Special Meeting was held on September 14, 2022.

22. As of the August 19, 2022 record date, which determined the Company stockholders entitled to vote on the Merger and amendments to the Old Certificate of Incorporation, there were 16,711,328 shares of the Company’s common stock outstanding and entitled to vote. Of these outstanding shares, 11,680,078 were Class A Common Stock and 5,031,250 were Class B Common Stock. Id. at 39.

23. At the Special Meeting, 12,862,348 shares, or approximately 77%, of the then-existing outstanding shares of the Company’s common stock entitled to vote, which constituted a quorum, were present in person or by proxy. As set forth in the Company’s Form 8-K filed on September 15, 2022 (the “Results Proxy”), the proposal to approve and adopt the New Certificate of Incorporation, which would effect the Class A Increase Amendment, received the affirmative vote of 11,725,545 shares, or approximately 91% of the outstanding shares entitled to vote at the Special Meeting.

24. Even though the 2022 Proxy did not disclose that a separate vote of the Class A Common Stock was required, approximately 57% of the outstanding shares of Class A Common Stock approved of the New Certificate of Incorporation and thus, in turn, the Class A Increase Amendment.

25. For these reasons, the Company believed that the New Certificate of Incorporation and the Class A Increase Amendment had received the necessary stockholder approval.

26. On September 15, 2022, the Merger occurred and the New Certificate of Incorporation was filed with the Secretary of State of Delaware.

27. Pursuant to the Merger Agreement, the Company issued an additional 24,718,705 shares of Class A Common Stock. This increased the number of outstanding shares of Class A Common Stock following the consummation of the Merger to 33,862,354 shares.

28. Since the Merger, the Company and its board of directors have treated the approval of the Class A Increase Amendment and the New Certificate of Incorporation as valid. For example, as disclosed in the Company’s most recent Form 10-Q, filed November 21, 2022, the number of shares of Class A Common Stock issued and outstanding was 31,187,069 shares.

29. As of the date hereof, the Company has 27,418,069 shares of Class A Common Stock issued and 29,558,830 shares of Class A Common Stock outstanding.

’

D.	The Court’s Authority Under Section 205(a)

30. Under Section 205(a)(3) of the DGCL, this Court has the authority to “[d]etermine the validity and effectiveness of any defective corporate act not ratified … pursuant to § 204.” 8 Del. C. § 205(a)(3). Section 205(a)(4) also authorizes this Court to “[d]etermine the validity of any corporate act or transaction and any stock, rights or options to acquire stock.” A defective corporate act includes any act or transaction purportedly taken by or on behalf of the corporation that is within the power of a corporation, but is void or voidable due to a failure of authorization. A failure of authorization includes, among other things, the failure to authorize or effect an act or transaction in compliance with the DGCL, the company’s certificate of incorporation, or any disclosure set forth in any proxy or consent solicitation statement, if and to the extent such failure would render such act or transaction void or voidable.

31. If a separate vote of the shares of Class A Common Stock was required to approve the Class A Increase Amendment under Section 242(b)(2), the 2022 Proxy did not state that such vote was required and the deficient disclosures regarding the required vote could be considered a failure of authorization. As a result, the filing of the New Certificate of Incorporation (which effected the Class A Increase Amendment) and all shares of the Company’s Common Stock issued in reliance on the effectiveness thereof, would potentially be considered defective corporate acts under Section 204 and 205 of the DGCL.

32. Therefore, this Court has the power to validate the Class A Increase Amendment, the New Certificate of Incorporation and all of the shares of Class A Common Stock issued by the Company in reliance on the validity and effectiveness of the Class A Increase Amendment and the New Certificate of Incorporation under Section 205 of the DGCL.

E.	The Factors Considered Under Section 205(d) Weigh in Favor of the Requested Relief.

33. In determining whether to grant the requested relief, Section 205 (d) of the DGCL lists several factors the Court may consider. Each of these factors has been satisfied.

34. Factor 1: The Company’s Class A Increase Amendment was “originally approved or effectuated with the belief that the approval or effectuation was in compliance with the provisions of this title, the certificate of incorporation or bylaws of the corporation.” The Company has demonstrated that the Class A Increase Amendment was approved with the good faith belief that such approval was valid under Delaware law. Once the Company received an affirmative vote at the Special Meeting, in the Results Proxy, the Company disclosed that the Class A Increase Amendment was approved by the stockholders at the Special Meeting and consummated the Merger and each of the transactions contemplated by the Merger. Therefore, the first factor set forth in Section 205(d)(1) was satisfied.

35. Factor 2: The Company has “treated ... [the adoption of the New Certificate of Incorporation] as a valid act.” Since the Special Meeting, the Company has treated the Class A Increase Amendment as valid and effective, including by representing to its public stockholders in the Results Proxy that the New Certificate of Incorporation (which effected the Class A Increase Amendment) was validly approved and in the Company’s Form 8-K filed on September 21, 2022, attached hereto as Exhibit E, that the additional shares contemplated by the Merger Agreement were issued. In numerous public filings since the closing of the de-SPAC transaction (including in the Company’s most recent Form 10-Q), the Company has disclosed to its stockholders the number of shares of Class A Common Stock currently issued and outstanding. Therefore, the second factor set forth in Section 205(d)(2) was also satisfied.

36. Factor 3: No person “will be ... harmed by the ... the validation of the defective corporate act.” The Company has no reason to believe that any person would be harmed by the validation of the Company’s New Certificate of Incorporation and all of the Company’s outstanding shares of Class A Common Stock issued in reliance upon the validity thereof. Indeed, the purpose of the validation is to prevent such harm and provide certainty to the capital structure of the Company by ensuring that each person who currently believes they own shares of Class A Common Stock does own such shares. Therefore, the third factor set forth in Section 205(d)(3) was also satisfied.

37. Factor 4: The Company, its stockholders, and third parties “will be harmed by the failure to ratify or validate the defective corporate act.” There are many parties that would be harmed if this Court refuses to validate the Company’s capital structure. As a result of the uncertainty currently surrounding the validity of the Company’s Class A Common Stock, the Company is unable to verify, with the precision required of a public company, which purported stockholders hold valid Class A Common Shares. This has caused, and will continue to cause, harm to the purported holders of those shares and to the value of the shares themselves. This uncertainty is likely to also cause harm to the market, disrupt the Company’s commercial relationships, result in claims from purported holders of Class A Common Stock, and jeopardize the Company’s eligibility to remain listed on the NYSE American. Therefore, harm will result if the Class A Increase Amendment is not validated, and thus the fourth factor set forth in Section 205(d)(4) was also satisfied.

38. The uncertainty regarding the Company’s capital structure also threatens to jeopardize the Company’s current and potential financing arrangements, as well as the Company’s current and future operational matters. For example, the Company may need to raise additional capital to execute its business plan and continue day-to-day operations. The uncertainty regarding the validity of the Company’s Class A Common Stock would likely prevent the Company from raising additional capital through the sale of additional securities.

39. Moreover, the Company is required to file an annual report on Form 10-K by March 31, 2023 (the “Annual Report”). Because there now exists uncertainty regarding the validity of the Company’s Class A Common Stock, there is likewise uncertainty as to the statements and representations the Company is required to make in its Annual Report. This could in turn impact the ability of the Company’s auditors to provide their required consent for the filing of the Annual Report.

40. The Company is also scheduled to hold its annual meeting in May 2023 (the “Annual Meeting”). The Company needs confirmation of the number of shares of Class A Common Stock that are outstanding and eligible to vote in order to determine, with precision, the stockholders entitled to vote at the Annual Meeting and the outcome of any vote taken at the Annual Meeting. Absent clarity from this Court, the Company’s stockholders may be disenfranchised by the uncertainty.

41. Factor 5: “other factors” support granting the relief requested in the Petition. Self-help” ratification by the Company’s stockholders under Section 204 of the DGCL may not be an effective alternative available to the Company. Due to the uncertainty regarding the validity of the shares of the Company’s Class A Common Stock, it would be impossible to determine with the precision required which shares are entitled to ratify the Company’s outstanding shares of Class A Common Stock. Moreover, ratification under Section 204 would be subject to challenge for at least 120 days following any validation from the purported stockholders. Even if the Company was able to secure a valid ratification from its stockholders, the Company would then be required to file a certificate of validation with the Delaware Secretary of State to effectively ratify the New Certificate of Incorporation. 8 Del. C. § 204(e)(3).

42. The Company understands that processing times for certificates of validation can take as long as 3-4 months’ time, and that while the certificate of validation is being processed, the Company would not be able to obtain certificates of good standing, pay its annual franchise taxes, or make any other filings with the Delaware Secretary of State. This additional time of uncertainty would require significant cost and expense to the Company and could prove devastating, as the Company may need additional financing to continue to operate. This harm could be avoided if the Court grants the current relief requested in this Petition.

43. The Company therefore respectfully requests that this Court enter an order, in the form attached hereto, validating and declaring effective the New Certificate of Incorporation and all of the Company’s outstanding shares of Class A Common Stock to prevent ongoing and significant harm to the Company, its stockholders, and its commercial prospects.

COUNT ONE

(Validation of Defective Corporate Act and
Putative Stock Pursuant to 8 Del. C. § 205)

44. The Company repeats and reiterates the allegations set forth above as if fully set forth herein.

45. The Company is authorized to bring this Petition under 8 Del. C. § 205, which provides that this Court may determine the validity and effectiveness of any defective corporate act and any putative stock.

46. The Company effectuated the Merger and filed the New Certificate of Incorporation, resulting in an increase in the authorized shares of Class A Common Stock in the good faith belief that such increase was adopted in compliance with Delaware Law.

47. The Company has since treated the New Certificate of Incorporation as valid and has treated all acts in reliance of the New Certificate of Incorporation as valid.

48. In reliance on the New Certificate of Incorporation, the Company has issued shares of Class A Common Stock and has reflected those additional shares as issued and outstanding in all of its SEC filings, financial statements, and third-party agreements requiring it to indicate the number of authorized shares of Common Stock since the time they were issued.

49. The Company’s stockholders, directors, and employees, as well as the Company’s commercial partners, have relied on the effectiveness of the New Certificate of Incorporation and have treated all acts in reliance on the New Certificate of Incorporation as valid.

50. On information and belief, no persons will be harmed by the validation of the New Certificate of Incorporation and all of the currently outstanding shares of the Company’s Class A Common Stock.

51. The results of the Company’s Special Meeting and the subsequent filing of the New Certificate of Incorporation were both disclosed publicly, and actions have been taken in reliance thereon.

52. As set forth above, the Company, its stockholders, and its future commercial prospects may be irreparably and significantly harmed absent urgent relief from this Court.

PRAYER FOR RELIEF

WHEREFORE, the Company respectfully requests that this Court enter an order as follows:

A. Validating and declaring effective the New Certificate of Incorporation (and the Class A Increase Amendment effected thereby), including the filing and effectiveness thereof, as of the date and time that the New Certificate of Incorporation was originally filed with the Delaware Secretary of State;

B. Validating and declaring effective any and all shares of Class A Common Stock issued at or after the filing of the New Certificate of Incorporation in reliance on the effectiveness of the New Certificate of Incorporation, in each case as of the date and time of the original issuance of such shares of Class A Common Stock; and

C. Granting such other and further relief as this Court deems proper.

OF COUNSEL:	/s/ Kevin S. Mann
Kevin S. Mann (# [4576])
David B. Gordon	Cross & Simon, LLC
Mitchell Silberberg & Knupp LLP	1105 North Market Street, Suite 901
437 Madison Ave., 25th Floor	Wilmington, Delaware 19801
New York, New York 10022	(302) 777-4200
(917) 546-7701

Dated: March 30, 2023

Attorneys for Petitioner FOXO Technologies Inc.